UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2014
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01 13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2014, Mohawk Industries, Inc. (the “Company”) made certain modifications to its three-year, on-balance-sheet securitization facility (the “Securitization Facility”), which modifications, among other things, permit the Company to increase the aggregate borrowings available thereunder from $300 million to $500 million and decrease the interest margins on certain borrowings under the Securitization Facility.

The Securitization Facility was established on December 19, 2012 by (i) a Receivables Purchase and Sale Agreement (“RPA”), among Mohawk Carpet Distribution, Inc. and Dal-Tile Distribution, Inc., each a wholly owned subsidiary of the Company (the “Originators”) and Mohawk Factoring, LLC (“Factoring”), a wholly owned, bankruptcy-remote special purpose subsidiary of the Company, as buyer, and (ii) a Credit and Security Agreement (“Credit Agreement”), by and among Factoring, Mohawk Servicing, LLC (“Servicing”), a wholly owned subsidiary of the Company, as servicer, SunTrust Bank, as a non-conduit lender and administrative agent, Victory Receivables Corporation and the Bank of Tokyo-Mistubishi UFJ, Ltd., in its capacity as a liquidity bank to Victory Receivables Corporation and co-agent, Working Capital Management Co., LP and Mizuho Bank Ltd., in its capacity as liquidity bank to Working Capital Management Co., LP and co-agent, and other issuers of commercial paper that may subsequently become party thereto (collectively, the “Lenders”), as more fully described in a Form 8-K filed by the Company with the Securities and Exchange Commission on December 21, 2012 (the “Original Form 8-K”). The disclosure set forth in the Original Form 8-K is incorporated herein by reference.

The changes to the facility were effected by (i) Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment by and among Factoring, Servicing, the Lenders, and each of PNC Bank, National Association and Wells Fargo Bank, National Association as additional non-conduit lenders, and (ii) a joinder to the RPA, by and among Factoring, as buyer, and each of the Originators, whereby Unilin North America, LLC, a wholly owned subsidiary of the Company, became a party to the RPA as an Originator.
Under the terms of the RPA, the Originators sell at a discount certain of their trade accounts receivable (the “Receivables”) to Factoring on a revolving basis. Under the terms of the Credit Agreement, as amended, Factoring may borrow up to $500 million based on the amount of eligible Receivables, and Factoring granted a security interest in all of its Receivables as security for such borrowings. Borrowings under the Credit Agreement bear interest at commercial paper interest rates, in the case of lenders that are commercial paper conduits, or LIBOR, in the case of lenders that are not commercial paper conduits, in each case, plus an applicable margin of 0.70% per annum. Factoring also pays a commitment fee at a per annum rate of 0.35% on the unused amount of each lender’s commitment under the Credit Agreement.
Unless earlier terminated or subsequently extended pursuant to the terms of the Credit Agreement, the Securitization Facility will expire on December 19, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Company’s Securitization Facility is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014	/s/ R. David Patton
R. David Patton
Vice President-Business Strategy, General Counsel and Secretary